Exhibit 99.1

                     CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant to 18 U.S.C. 63   1350, the President and Chief Executive Officer
and the Finance Manager of Art's-Way Manufacturing Co., Inc. (the "Company"), herebycertify that this Form 10-Q and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.


By:   /s/  John C. Breitung      	  By:   /s/  Seth F. LaBore
Name:   John C. Breitung		  Name:  Seth F. LaBore
President and Chief                   Finance Manger
Executive Officer			        April 14, 2003
April 14, 2003